Written Statement of the President and Chief Executive Officer and
        Vice President, Chief Financial Officer, Secretary and Treasurer
                          Pursuant to 18 U.S.C. ss.1350

     Solely for the purposes of complying with 18 U.S.C. ss.1350, we, the undersigned President and Chief Executive Officer and Vice President, Chief Financial Officer, Secretary and Treasurer of Badger Paper Mills, Inc. (the "Company"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.



/s/ Ronald E. Swanson
---------------------------------
Ronald E. Swanson
August 14, 2003



/s/ William H. Peters
---------------------------------
William H. Peters
August 14, 2003